UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

ATLAS AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32169	51-0404430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Rouser Road, Moon Township, PA 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2006, we entered into a $200.0 million revolving credit facility with a syndicate of banks and administered by Wachovia Bank, National Association. The revolving credit facility matures in April 2010. Up to $50.0 million of the borrowings under the facility may be in the form of standby letters of credit. Borrowings under the facility are secured by our assets, including the stock of our subsidiaries, and by guaranties of our subsidiaries. Borrowing base availability under the facility is based on the value of our oil and gas assets and is initially set at $130.0 million.

Loans under the facility bear interest at one of the following two rates, at our election:

•	the base rate plus the applicable margin; or

•	the adjusted London Interbank Offered Rate, or LIBOR, plus the applicable margin.

The base rate for any day equals the higher of the federal funds rate plus  1/2 of 1% or the Wachovia Bank prime rate. Adjusted LIBOR is LIBOR divided by 1.00 minus the percentage prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirement for euro currency funding. The applicable margin is as follows:

•	where utilization of the borrowing base is less than or equal to 25%, the applicable margin is 0 for base rate loans and 1.00% for LIBOR loans;

•	where utilization of the borrowing base is less than or equal to 50%, the applicable margin is 0.25% for base rate loans and 1.25% for LIBOR loans;

•	where utilization of the borrowing base is less than or equal to 75%, the applicable margin is 0.50% for base rate loans and 1.50% for LIBOR loans; and

•	where utilization of the borrowing base is greater than 75%, the applicable margin is 0.75% for base rate loans and 1.75% for LIBOR loans.

The credit facility requires us to maintain specified ratios of current assets to current liabilities, debt to earnings before interest, taxes, depreciation, depletion and amortization, or EBITDA, and interest expense to EBITDA. In addition, the facility limits sales, leases or transfers of assets and the incurrence of additional indebtedness. The facility limits the dividends payable by us to 50% of our cumulative net income from October 1, 2005 to the date of determination plus $5.0 million (not including any amounts we receive in connection with the initial public offering of our wholly-owned subsidiary, Atlas Pipeline Holdings, L.P.) and prohibits us from declaring or paying a dividend during an event of default under the facility or if the dividend would cause an event of default.

The events which constitute and event of default are customary for loans of this size, including payment defaults, breaches of representations or covenants contained in the credit agreement, adverse judgments against us in excess of a specified amount and a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AMERICA, INC.

	By:	/s/ Matthew A. Jones
	Name:	Matthew A. Jones
Date: May 3, 2006	Title:	Chief Financial Officer